Exhibit 4.1

ORIC PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 4, 2019

5.9	Counterparts	22
5.10	Telecopy Execution and Delivery	23
5.11	Jurisdiction; Venue	23
5.12	Further Assurances	23
5.13	Conflict	23
5.14	Attorney’s Fees	23
5.15	Aggregation of Stock	23
5.16	Amendment of Prior Rights Agreement	23

ORIC PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of June 4, 2019, and is between ORIC Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

Certain of the Investors are purchasing shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock” and together with the Company’s Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the “Preferred Stock”), pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (as may be amended from time to time, the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series D Preferred Stock that the Investors and the Company execute and deliver this Agreement.

Certain of the Investors are parties to that certain Amended and Restated Investors’ Rights Agreement dated February 6, 2018 (the “Prior Rights Agreement”) between the Company and the Investors listed on Exhibit A thereto (the “Prior Investors”).

The Company and the undersigned Prior Investors, representing sufficient signatory authority to amend and restate the Prior Rights Agreement, desire to amend and restate the Prior Rights Agreement in its entirety as set forth in this Agreement.

The parties therefore agree to amend and restate the Prior Rights Agreement in its entirety as follows:

Section 1

DEFINITIONS

1.1        Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)        “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

(b)        “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

(c)        “Common Stock” shall mean the Common Stock of the Company.

(d)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)        “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5.4 of this Agreement.

(f)        “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(g)        “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(h)        “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i)        “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(j)        “Major Investor” shall have the meaning set forth in Section 3.1(a).

(k)        “New Securities” shall have the meaning set forth in Section 4.1(b).

(l)        “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(m)        “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(n)        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o)        “Purchase Agreement’ shall have the meaning set forth in the Recitals.

(p)        “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(q)        The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

Act (as defined below) and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(r)        “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable documented fees and disbursements of one special counsel for the Holders not to exceed $50,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(s)        “Requisite Holders” means the holders of at least a majority of the then outstanding Registrable Securities.

(t)        “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

(u)        “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b).

(v)        “Right of First Refusal and Co-Sale Agreement” shall mean that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of even date herewith, by and between the Company and the individuals and entities party thereto.

(w)        “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x)        “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(y)        “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z)        “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa)        “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(bb)        “Shares” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.

Section 2

REGISTRATION RIGHTS

2.1        Requested Registration.

(a)        Request for Registration.  Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i)        promptly give written notice of the proposed registration to all other Holders; and

(ii)        as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)        Limitations on Requested Registration.    The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)        Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the earlier date on which all market stand off agreements applicable to the offering have terminated);

(ii)        If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate gross proceeds of which (before deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii)        In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)        After the Company has effected two (2) such registrations pursuant to this Section 2.1 (and such registrations have been declared or ordered effective);

(v)        During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date (or the earlier date on which all market stand off agreements applicable to the offering have terminated) of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi)        If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3.

(c)        Deferral.  If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d)        Underwriting.    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2        Company Registration.

(a)        Company Registration.    If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)        promptly give written notice of the proposed registration to all Holders; and

(ii)        use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)        Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the other Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty five percent (25%) of the total value of securities included in such registration, unless (A) such offering is the Company’s Initial Public Offering, and (B) and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c)        Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of any such terminated or withdrawn registration shall be borne by the Company.

2.3        Registration on Form S-3.

(a)        Request for Form S-3 Registration.    After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1 (a)(ii).

(b)        Limitations on Form S-3 Registration.    The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)        In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1 (b)(v);

(ii)       If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 for aggregate gross proceeds (before deduction of underwriter’s commissions and expenses) of less than $1,000,000; or

(iii)       If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)        Deferral.    The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)        Underwriting.    If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4        Expenses of Registration.    All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5         Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof At its expense, the Company will use its commercially reasonable efforts to:

(a)        Keep such registration effective for a period of time ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that such sixty (60) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)        Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c)        Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)        Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)        Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)        Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)        Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h)        In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6         Indemnification.

(a)        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members and partners, legal counsel, accountants and investment advisors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members, partners, legal counsel, accountants and investment advisors and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members, partners, legal counsel, accountants or investment advisors, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)        To the extent permitted by law, each Holder (severally and not jointly) will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, members and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, officers, directors, members, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)        Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)        If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.6(d) to contribute any amount in excess of the difference between (i) the net proceeds from the offering received by such Holder and (ii) any amounts paid or payable by such Holder pursuant to Section 2.6(b), except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7         Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8         Restrictions on Transfer.

(a)        The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i)        there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)        such Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b)        Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is an entity, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital or other investment fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or investment advisor with, the Holder; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)        Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)        The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

2.9         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)        Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after the effective date of the Company’s Initial Public Offering;

(b)        File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)        So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10        Market Stand-Off Agreement. Each Holder and transferee thereof hereby agrees that such Holder or transferee shall not, without the prior written consent of the managing underwriter, sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder or transferee (other than those included in the registration, Common Stock acquired in the Initial Public Offering and Common Stock acquired in open market transactions on or after the consummation of the Initial Public Offering) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering, provided that all officers and directors of the Company and all holders of more than one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall apply only to the Initial Public Offering. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. If any of the obligations described in this Section 2.10 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Investor as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one percent stockholder subject to customary exceptions as agreed upon with said underwriters. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11        Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12        Intentionally Omitted.

2.13        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders (excluding any shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

2.14        Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, (ii) four (4) years after the closing of the Company’s Initial Public Offering, and (iii) immediately prior to the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

Section 3

INFORMATION COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1         Basic Financial Information and Inspection Rights.

(a)        Basic Financial Information. The Company will furnish the following reports to each Holder who, together with its Affiliates, (i) owns an aggregate of at least 1,000,000 Shares and/or shares of Common Stock issued upon conversion of Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or (ii) in the case of each of GBG-1 Corporation and Dong-A Socio Holdings, such number of Shares which, when taken together with any Shares which are already owned by it and any Shares already owned by the other of them equates to an aggregate of at least 1,000,000 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each a “Major Investor”):

(i)        As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied;

(ii)        As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(iii)        Upon request, as soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments; and

(iv)        Upon request, the capitalization table of the Company.

(b)        Inspection Rights. The Company will afford to each Major Investor and its accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each Major Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Major Investors may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed by the Major Investors or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section 3.1(b).

3.2         Confidentiality. Each Holder acknowledges that the information received by it pursuant to Section 3 of this Agreement may be confidential and, to the extent such information is confidential information of the Company, such Holder shall not disclose such information to individuals or entities (other than individuals or entities affiliated with such Holder with a need to know such confidential information, and its attorneys and accountants), except that such Holder may disclose such confidential information (i) to any Affiliate, partner, member, or stockholder or investment advisors of such Holder in the ordinary course of business, provided that such Holder informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (ii) at such time as it enters the public domain through no fault of such Holder; (iii) that is communicated to it by a third party free of any obligation of confidentiality; (iv) that is developed by Holder or its agents independently of and without reference to any such confidential information; or (vi) as required by applicable law.

3.3        Confidential Information and Invention Assignment Agreements. The Company shall require all new employees to execute and deliver the Company’s standard form of Confidential Information and Invention Assignment Agreement and all new consultants and advisors to execute and deliver appropriate confidential information and invention assignment agreements with the Company.

3.4        Stock Option Vesting. Except as may be approved by the Board of Directors, all stock options, restricted stock and similar equity grants issued after the date of this Agreement by the Company to employees, officers and consultants shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest on the one (1) year anniversary of such person’s service commencement date with the Company and (ii) the remaining seventy-five percent (75%) of such stock shall vest monthly over the remaining thirty-six (36) months. The Company shall retain a repurchase option with respect to any unvested shares of restricted stock and similar equity grants of the Company (to the extent exercised), pursuant to which the Company (or its assignee, subject to compliance with applicable federal and state securities laws) shall be entitled to repurchase such shares of restricted stock upon the termination of employment or the provision of services of such stockholder, with or without cause, at a purchase price per share no greater than the original purchase price paid by such stockholder for such shares. No stock option, restricted stock or similar equity grant issued to officers or consultants shall be transferable until such time as such stock option, restricted stock or similar equity grant is fully vested.

3.5        Right of First Refusal. Each future holder of the Company’s Common Stock (other than Common Stock issued upon conversion of the Shares) shall be bound by a right of first refusal or right of first offer in favor of the Company. To the extent that the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s Common Stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so and to the extent such holders do not already have such rights, assign such right of first refusal or right of first offer to the holders of the Preferred Stock. In the event of such assignment, each holder of Preferred Stock shall have a right to purchase its pro rata share of the shares of Common Stock proposed to be transferred. Each holder’s pro rata share shall be a number of shares equal to the product of (i) the aggregate number of shares of Common Stock proposed to be transferred multiplied by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock held by such holder at the time of the proposed transfer and the denominator of which is the total number of shares of Preferred Stock held by all holders of Preferred Stock at the time of such proposed transfer. Each holder of Preferred Stock shall have a right of overallotment such that if any holder of Preferred Stock fails to exercise its right hereunder to purchase its full pro rata share of any shares of Common Stock proposed to be transferred pursuant to this Section 3.5, the fully-participating holders of Preferred Stock may purchase such remaining shares of Common Stock on a pro rata basis.

3.6        Indemnification Agreements. The Company shall enter into indemnification agreements with all of its directors in a form reasonably acceptable to all then-serving Preferred Directors (as defined in the Company’s certificate of incorporation).

3.7        Directors and Officers Insurance. To the extent that coverage is available upon commercially reasonable terms, as determined by the Board of Directors, the Company shall maintain directors and officers liability insurance with coverage limits customary for similarly situated companies on terms and conditions reasonably acceptable to the Board of Directors, including all of the then-serving Preferred Directors.

3.8         Termination of Covenants.

(a)        The covenants set forth in this Section 3 shall terminate and be of no further force and effect upon the earlier of (i) immediately prior to the closing of the Company’s Initial Public Offering and (ii) immediately prior to the closing of a Deemed Liquidation Event (as defined in the Restated Certificate), provided, however, that Section 3.1(a) shall survive a Deemed Liquidation Event pursuant to which the consideration distributed to the Major Investors includes securities of a company that is not subject to the periodic reporting requirements of Sections 12 or 15(d) of the Exchange Act.

(b)        The covenants set forth in Section 3.1 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 12 of 15(d) of the Exchange Act, if earlier than the events described in Section 3.8(a).

Section 4

RIGHT OF FIRST REFUSAL

4.1         Right of First Refusal to Major Investors.

(a)        The Company hereby grants to each Major Investor the right of first refusal to purchase up to its pro rata share of New Securities (as defined in Section 4.1(b)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. For the avoidance of doubt, each Major Investor shall have the right to apportion its Pro Rata Share (as defined below) among its affiliated entities. A Major Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (i) the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock then held by such Major Investor and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by such Major Investor) to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of such New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants) (such amount, a “Pro Rata Share”). Each Major Investor shall have a right of overallotment such that if any Major Investor fails to exercise its right hereunder to purchase its full Pro Rata Share of any New Securities, the fully-participating Major Investors may purchase such remaining New Securities on a pro rata basis.

(b)        “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include: (i) securities or rights to acquire securities that are excluded from the definition of Additional Shares of Common in the Restated Certificate and (ii) shares of Series D Preferred Stock issued pursuant to the Purchase Agreement.

(c)        In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) business days after any such notice is mailed or delivered to agree to purchase all or a portion of such Holder’s Pro Rata Share of such New Securities and any overallotment amount for the price and upon the terms specified in the notice by giving written notice to the Company stating therein the quantity of New Securities to be purchased.

(d)        In the event the Major Investors fail to exercise fully the right of first refusal within said fifteen (15) business day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Investors’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors delivered pursuant to Section 4.1(c). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 4.1.

(e)        The right of first refusal granted under this Agreement shall expire upon the earlier of (i) immediately prior to the closing of the Company’s Initial Public Offering and (ii) immediately prior to the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

(f)        Notwithstanding the foregoing, the right of first refusal granted under this Agreement shall not be applicable with respect to any Major Holder if, (i) at the time of the proposed sale and issuance of New Securities, such Major Holder is not an “accredited investor” as defined in Section 501 of Regulation D of the Exchange Act and (ii) such sale and issuance of New Securities is otherwise only being offered to accredited investors.

(g)        In the event that the right of first offer in this Section 4.1 is waived in accordance with Section 5.1, and any Major Investor that consented to such waiver (a “Waiving Major Investor”) nevertheless purchases New Securities subject to such waiver, each Major Investor that is not a Waiving Major Investor and that otherwise has not been offered an opportunity to purchase its Pro Rata Share of the issuance of New Securities shall be entitled to purchase its Adjusted Pro Rata Share (as defined below) of such New Securities upon the terms and conditions set forth in this Section 4. For purposes of this Section 4.1(g), a Major Investor’s “Adjusted Pro Rata Share” of the New Securities subject to the waiver described herein shall be equal to (i) such Major Investor’s Pro Rata Share of such New Securities multiplied by (ii) the highest percentage (up to 100%) of any Waiving Major Investor’s Pro Rata Share that such Waiving Major Investor purchased. For example, if only one Waiving Major Investor is permitted to purchase any New Securities and purchases 50% of its

Pro Rata Share of the New Securities, each Major Investor’s Adjusted Pro Rata Share shall be 50% of its Pro Rata Share.

Section 5

MISCELLANEOUS

5.1        Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Requisite Holders (excluding any shares held by Holders that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that Holders purchasing Shares in a Subsequent Closing (as defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder or class of Holders different from other Holders, the consent of such Holder or class of Holders shall also be required for such amendment, waiver, discharge or termination. Notwithstanding the foregoing, the amendment, waiver, discharge or termination of Section 3.1 and Section 4 of this Agreement shall require the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all Major Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the Requisite Holders (excluding any shares held by Holders that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement, subject to any specific consent rights set forth herein.

5.2        Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a)        if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)        if to any Holder, to such address, facsimile number or electronic mail address or facsimile number as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c)        if to the Company, to the attention of the President and Chief Executive Officer of the Company, 240 East Grand Avenue, 2nd Floor, South San Francisco, CA 94080, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Ken Clark, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records) or (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records). This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3        Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4        Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is (a) a transferee or assignee of at least 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (or all shares of Registrable Securities held by the transferring Holder, if less than such number) or (b) any of the Holder’s Affiliates, partners, members or other equity owners, or retired partners, retired members or other equity owners, or, if the Holder is a venture capital or other investment fund, then to an entity that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or investment advisor with, the Holder; provided that (i)

such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. Any attempt by a Holder to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement not in compliance with the foregoing sentence shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5        Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6        Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7        Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10        Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof

5.11        Jurisdiction; Venue.    With respect to any disputes arising out of or related to this Agreement, each of the parties hereto irrevocably consents to the exclusive jurisdiction of, and venue in, the courts of the State of Delaware and the United States District Court for the District of Delaware.

5.12        Further Assurances.    Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13        Conflict.    In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

5.14        Attorney’s Fees.    In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15        Aggregation of Stock.    All securities held or acquired by Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

5.16        Amendment of Prior Rights Agreement.    The Prior Rights Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 5.1 of the Prior Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

(signature page follows)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

COMPANY

ORIC PHARMACEUTICALS, INC.

By:	/s/ Jacob Chacko
Name: Jacob Chacko, MD
Title: President and Chief Executive Officer

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Meridian Small Cap Growth Fund
By: its Investment Adviser ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ArrowMark Life Science Fund, LP
By: its General Partner AMP Life Science GP, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ArrowMark Fundamental Opportunity Fund, L.P.

By: its General Partner ArrowMark Partners GP, LLC

By	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Lookfar Investments, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CF Ascent, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THB Iron Rose, LLC
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Iron Horse Investments, LLC
By: its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CITY HILL, LLC

By:	/s/ Jonathan Lim
Name:	Jonathan Lim
Title:	Managing Partner and Founder

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MEMORIAL SLOAN KETTERING CANCER CENTER.

By:	/s/ Cason Klien
Name:	Cason Klein
Title:	Senior Vice President & CIO

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ECOR1 CAPITAL FUND, L.P.

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title: Managing Director, EcoR1 Capital, LLC

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ECOR1 CAPITAL FUND QUALIFIED, L.P.

By	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title: Managing Director, EcoR1 Capital, LLC

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ECOR1 SPECIAL OPPORTUNITY FUND II, L.P.

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title: Managing Director, EcoR1 Capital, LLC

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ECOR1 SPECIAL OPPORTUNITY FUND II, L.P.

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title: Managing Director, EcoR1 Capital, LLC

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

FORESITE CAPITAL FUND III, L.P.

BY: Foresite Capital Management III, LLC, its General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title: Chief Financial Officer

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE COLUMN GROUP II, LP

By:	The Column Group II GP, LP
Its General Partner

By:	The Column Group, LLC
Its General Partner

By:	/s/ Peter Svennilson

Name:	Peter Svennilson
Title:	Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HARTFORD HEALTHCARE ENDOWMENT, LLC

By:	/s/ David Holmgren

Name:	David Holmgren

Title:	Chief Investment Officer

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HARTFORD HEALTHCARE CORPDEFINED BENEFIT MASTER TRUST

By:	/s/ David Holmgren

Name:	David Holmgren

Title:	Chief Investment Officer

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

OrbiMed Private Investments VI, LP

By:	OrbiMed Capital GP VI LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Managing Partner

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

TOPSPIN BIOTECH FUND II, LP
TOPSPIN FUND, LP

By:	/s/ Steven J. Winick
Name: Steven J. Winick
Title: Managing Director

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

KRAVIS INVESTMENT PARTNERS, LLC

By:	/s/ Henry R. Kravis
Name: Henry R. Kravis
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

INVOPPS IV, L.P.
By InvOpps GP W, L.L.C., its General Partner

Signature:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member

INVOPPS IV US, L.P.
By InvOpps GP W, L.L.C., its General Partner

Signature:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

TAIHO VENTURES, LLC

By:	/s/ Sakae Asanuma

Name: Sakae Asanuma

Title: President

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CASDIN PARTNERS MASTER FUND, L.P.

By: Casdin Partners GP, LLC, its General Partner

By:	/s/ Eli Casdin

Name: Eli Casdin
Title: Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

FIDELITY MT. ‘VERNON STREET TRUST:
FIDELITY SERIES GROWTH COMPANY
FUND

By:	/s/ Colm Hogan

Name:	Colm Hogan

Title:	Authorized Signatory

Address for future notifications:

Mag & Co. c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions/Vault 140 Broadway
New York, NY 10005

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

FIDELITY MT. ‘VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Colm Hogan

Name:	Colm Hogan

Title:	Authorized Signatory

Address for future notifications:

BNY MELLON ONE BNY MELLON CENTER 500 GRANT STREET AIM 151-2700 PITTSBURGH, PA 15258

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan

Name:	Colm Hogan

Title:	Authorized Signatory

Address for future notifications:

Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault 140 Broadway New York, NY 10005

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

JACOB CHACKO

/s/ Jacob Chacko
Jacob Chacko

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CORRELATION VENTURES II, L.P. for itself and as nominee

By: CORRELATION VENTURES II, GP, LLC Its: General Partner

By:	/s/ David E. Coats

Name:	David E. Coats

Title:	Managing Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

IRVING INVESTORS PRIVATES HPC XII, LLC

By:	/s/ Jeremy Abelson
Name:	Jeremy Abelson
Title:	Member

[Signature page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of e date stated in the introductory clause.

INVESTOR

M. KINGNGDON OFFSHORE MASTER FUND, L.P.

By: Kingdon Capital Management, L.L.C., as agent and investment adviser

By:	/s/ William Walsh, CFO

[Signature page to the Amended and Restated Investors’ Rights Agreement]